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                                                                    EXHIBIT 99.2

                    Consent of Polycore Holding Corporation

          The undersigned agrees that the Schedule 13G executed by Polycore Optical Pte Ltd to which this statement is attached as an exhibit is filed on behalf of Polycore Optical Pte Ltd, Polycore Holding Corporation, Budi Hartono and Bambang Hartono pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated: 29 August, 2000

                                           POLYCORE HOLDING CORPORATION

                                           By: /s/ Sammy Sumargo
                                              ---------------------------
                                              Name:  Sammy Sumargo
                                              Title: Director